Exhibit 99.1

Press Release #201409	FOR IMMEDIATE RELEASE	February 13, 2014

Enertopia Closes Final Tranche of Oversubscribed Financing

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce it has closed the final tranche of $1,293,800 for its Private Placement announced on January 10, 2014. Enertopia will be issuing 12,938,000 common shares at $0.10 and 6,469,000 whole warrants that expire on February 13, 2016 with an exercise price of $0.15. The Company may accelerate the expiry date of the warrants if the stock price trades above CAD$0.30 cents for 20 consecutive days after the 4 months and one day hold period has elapsed.

Officer and Director’s of Enertopia participated for $30,000 in the above private placement.

In addition, 100,000 stock options and 541,500 warrants have recently been exercised for net proceeds to the Company of US$107,850. This amount includes 50,000 stock options which were exercised by a Director of the Company.

“It remains Enertopia’s business plan to strategically acquire sufficient MMJ producers and locations to be a leader within the industry in Canada. Enteropia continues to be very dedicated in trying to increase shareholder value and continues to source opportunities in Canada and the United States where a strategic fit makes sense in the MMJ sector and where applied technology is a net benefit to positively impact the Company going forward.” Stated President / CEO Robert McAllister.

A finders fee of 8,000 shares, a cash finders fee for $98,784 and 995,840 full broker warrants that expire on February 13, 2016 with an exercise price of $0.15 was paid to Canaccord Genuity, Wolverton Securities and Global Market Development LLC.

“We look forward to closing our two recently announced LOI’s shortly as we allocate the new capital to move the company forward at an accelerating pace.” Stated President / CEO Robert McAllister.

Any issued shares will be subject to a hold period in Canada of four months and one day, or for any resale into the USA under Rule 144, six months and one day. Proceeds of the Private Placement will be used for general working capital and for corporate opportunities. The Private Placement will be subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company will be successful in completing any anticipated financing and or its joint Venture partners will receive their Health Canada license under the new regulations or any technology will result in future sales.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release